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                                  EXHIBIT 3.1

                           ARTICLES OF INCORPORATION

                                      OF

                             ENB BANKSHARES, INC.

     I, the undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.

                                   ARTICLE I
                                   ---------

     The name of the corporation is ENB Bankshares, Inc.

                                  ARTICLE II
                                  ----------

     The period of its duration is perpetual.

                                  ARTICLE III
                                  -----------

     The purpose for which the corporation is organized is to transact any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE IV
                                  ----------

     The aggregate number of shares of capital stock which the corporation shall have the authority to issue is One Million (1,000,000) shares, all of which shall be $5.00 par value common stock.

                                   ARTICLE V
                                   ---------

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

                                  ARTICLE VI
                                  ----------

     Except as may be otherwise provided by law, including but not limited to,
Article 2.41 of the Texas Business Corporation Act, as amended, no contract, act or transaction of the corporation with any person or persons, firm, trust or association, or any other
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corporation shall be affected or invalidated by the fact that any director, officer or shareholder of this corporation is a party to, or is interested in, such contract, act or transaction, or in any way connected with any such person or persons, firm, trust or association, or is a director, officer or shareholder of, or otherwise interested in, any such other corporation, nor shall any duty to pay damages on account to this corporation be imposed upon such director, officer or shareholder of this corporation solely by reason of such fact, regardless of whether the vote, action or presence of any such director, officer or shareholder may be, or may have been, necessary to obligate this corporation on, or in connection with, such contract, act or transaction, provided that if such vote, action or presence is, or shall have been, necessary, such interest or connection (other than an interest as a noncontrolling shareholder of any such other corporation) be known or disclosed to the Board of Directors of this corporation.

                                  ARTICLE VII
                                  -----------

     To the extent permitted by law, including but not limited to Article 2.02-1 of the Texas Business Corporation Act, as amended, each director and officer or former director or officer or any person who has served at the request of this corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other business enterprise (and their heirs, executors and administrators) (all such person(s) are hereinafter referred to as a "Director") shall be indemnified by the corporation against judgments, settlements and reasonable costs and expenses incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a Director. Notwithstanding any other provision herein, the corporation shall not indemnify a Director from claims which result in a final order assessing civil money penalties or requiring that the Director provide restitution to the corporation. The corporation shall advance reasonable expenses incurred by a Director against whom a claim is made prior to final disposition of any
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proceeding other than a proceeding initiated by a banking regulatory agency in connection with the assessment of civil money penalties or an order of restitution against the Director, upon the corporation's receipt of a written affirmation of such Director that he in good faith believes he has met the standard of care necessary for indemnification and a written understanding that such Director shall repay the amount of expenses advanced by the corporation to such person or on such person's behalf if it is ultimately determined that indemnification is not permitted. The foregoing rights of indemnification shall not be exclusive of any other rights to which the officers and directors may be entitled according to law.

     The corporation may, upon the affirmative vote of a majority of its board of directors, purchase insurance to indemnify its directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers or employees.

     No director of the corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article does not eliminate or limit the liability of a director for: (1) a breach of a director's duty of loyalty to the corporation or its shareholders; (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (4) an act or omission for which the liability of a director is expressly provided for by statute; or (5) an act related to an unlawful stock repurchase or payment of a dividend.

                                 ARTICLE VIII
                                 ------------

     The address of its initial registered office is 5006 Verde Valley, Dallas, Texas 75240 and the name of its initial registered agent at such address is Harold L. Campbell.
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                                  ARTICLE IX
                                  ----------

     The initial Board of Directors shall consist of one (1) director; however, thereafter, the number of directors constituting the Board of Directors shall be fixed in the manner provided in the bylaws of the corporation. The name and address of the person who is to serve as the director of the corporation until the first annual meeting of the shareholders or until his successor is elected and qualified is as follows:

     Harold L. Campbell
     5006 Verde Valley
     Dallas, Texas  75240

                                   ARTICLE X
                                   ---------

     The name and address of the incorporator is as follows:

         NAME                             ADDRESS
     ------------               ---------------------------

     Mark Haynie                Haynie  Rake & Repass, P.C.
                                14651 N. Dallas Parkway
                                Suite 136
                                Dallas, Texas  75240

     IN WITNESS WHEREOF, I have hereunto set my hand as of the      day of May,
                                                               ----
2000.

                                                    /s/ MARK HAYNIE
                                             -----------------------------------
                                             Mark Haynie, Incorporator
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                             ARTICLES OF AMENDMENT
                        TO ARTICLES OF INCORPORATION OF
                             ENB BANKSHARES, INC.


     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned sole director adopts the following Articles of Amendment to the Articles of Incorporation of ENB Bankshares, Inc.:

                                  ARTICLE ONE

     The name of the corporation is ENB Bankshares, Inc.

                                  ARTICLE TWO

     The following amendment to the Articles of Incorporation was adopted by the sole director of the corporation, no shares having been issued.

     1. The Articles of Incorporation are amended to add a new Article XI to read in its entirety as follows:

                                  "ARTICLE XI
                                   ----------

         Shareholders of the corporation have the preemptive right to purchase additional shares of common stock to be issued by the corporation for cash in proportion to the percentage of shares owned by each shareholder; provided, however, that shareholders shall not have any preemptive right to
     -----------------
     purchase (1) 40,000 shares of common stock to be issued by the corporation pursuant to a stock option plan adopted by the corporation, or (2) shares issued to satisfy conversion rights associated with convertible debentures issued by the corporation. The Board of Directors shall have the power to prescribe a reasonable period of time within which preemptive rights must be exercised."

                                 ARTICLE THREE

     The Amendment does not provide for an exchange, reclassification or cancellation of issued shares. The Amendment does not effect a change in the amount of stated capital.

                                 ARTICLE FOUR

     No shares have been issued by the corporation, and therefore the amendment was adopted by the sole director of the corporation without a shareholder vote.

                                 ARTICLE FIVE

     The foregoing amendment was adopted by written consent of the sole director of the corporation.

Dated August 16, 2000.

                                          ENB BANKSHARES, INC.

                                          By:  /s/ PATRICK G. ADAMS
                                              ----------------------------------
                                               Secretary